UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 13, 2017

WELLS FARGO & COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-02979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Montgomery Street, San Francisco, California 94163
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On October 13, 2017, Wells Fargo & Company (the “Company”) issued a press release regarding its results of operations and financial condition for the quarter ended September 30, 2017, and posted on its website its 3Q17 Quarterly Supplement, which contains certain additional historical and forward-looking information relating to the Company. The press release is included as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02. The information included in Exhibit 99.1 is considered to be “filed” for purposes of Section 18 under the Securities Exchange Act of 1934. The Quarterly Supplement is included as Exhibit 99.2 to this report and is incorporated by reference into this Item 2.02. Exhibit 99.2 shall not be considered “filed” for purposes of Section 18 under the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.
On October 13, 2017, the Company intends to host a live conference call that will also be available by webcast to discuss the press release, the Quarterly Supplement, and other matters relating to the Company.
Item 8.01 Other Events.
Wells Fargo & Company (the “Company”) has made a decision to move from a multiple-point-of-entry resolution strategy to a single-point-of-entry preferred resolution strategy for its next resolution plan submission. This decision is not related to any regulatory agency feedback received on its 2017 resolution plan submission.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description	Location

99.1	Press Release dated October 13, 2017	Filed herewith

99.2	Quarterly Supplement dated October 13, 2017	Furnished herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 13, 2017	WELLS FARGO & COMPANY

		By:	/s/ RICHARD D. LEVY
Richard D. Levy
Executive Vice President and Controller
(Principal Accounting Officer)